Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement pursuant to Section 12(b) of the Securities Exchange Act of 1934, of our report dated October 31, 2016, relating to the consolidated financial statements of Integrated Media Technology Limited (Formerly China Integrated Media Corporation Limited) as at December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, appearing on the Amendment No. 3 to this Form 20-F.

/s/ HKCMCPA Company Limited

CERTIFIED PUBLIC ACCOUNTANTS

Hong Kong

February 8, 2017

15th Floor, Aubin House, 171-172 Gloucester Road, Wan Chai, Hong Kong
Tel: (852) 2573 2296 Fax: (852) 3015 3860	http://www.hkcmcpa.us